Exhibit (h)3.4

Growth Strategy Fund

Direct Expense Cap

06/01/21 to 02/28/22

June 1, 2021

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company LifePoints® Funds Target Portfolio Series: Growth Strategy Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 28, 2022, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.099% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include transfer agency fees, Rule 12b-1 distribution fees, shareholder services fees, infrequent and/or unusual expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Kate El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Equity Growth Strategy Fund

Direct Expense Cap

06/01/21 to 02/28/22

June 1, 2021

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company LifePoints® Funds Target Portfolio Series: Equity Growth Strategy Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 28, 2022, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.11% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include transfer agency fees, Rule 12b-1 distribution fees, shareholder services fees, infrequent and/or unusual expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Kate El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark Swanson
Mark E. Swanson
Treasurer

TA Fee Waiver

06/01/21 through 02/28/23

June 1, 2021

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Dear Mr. Swanson:

Russell Investments Fund Services, LLC (“RIFUS”), as transfer agent to Russell Investment Company (“RIC”), agrees to waive, at least through February 28, 2023, 0.03% of its transfer agency fees for Class S of the Tax-Exempt High Yield Bond Fund.

This waiver (1) supersedes any prior transfer agency fee waiver arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIFUS’ option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENTS FUND SERVICES, LLC		Accepted and Agreed: RUSSELL INVESTMENT COMPANY

By:	/s/ Geoffrey E Black	By:	/s/ Mark Swanson
	Geoff Black		Mark E. Swanson
	Director, Transfer Agent Services		Treasurer